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                                                                   EXHIBIT 99.01




                                               OKLAHOMA GAS AND ELECTRIC COMPANY
                                                  SPECIAL MEETING OF SHAREOWNERS
                                                               NOVEMBER 16, 1995



P
          The undersigned hereby appoints James G. Harlow, Jr., Herbert H. Champlin, and Bill Swisher, and each of them severally, with full power of substitution and with full power to act with or without the other, as the
R proxies of the undersigned to represent and to vote all shares of stock of Oklahoma Gas and Electric Company held of record by the undersigned on September 19, 1995, at a Special Meeting of Shareowners of the Company to be held on November 16, 1995, and at all adjournments thereof, on all
O    matters coming before said meeting.


          THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE
X VOTED AS DIRECTED, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL NUMBERED 1 ON THE REVERSE SIDE OF THIS PROXY CARD.

Y
     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Unless you attend and vote in person, you must sign and return your proxy in order to have your shares voted at the meeting.
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PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW.  EACH JOINT OWNER SHOULD
SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

PROXY NUMBER   TOTAL COMMON        4% PREFERRED  THE BOARD RECOMMENDS A VOTE FOR
             SHARES INCLUDING          SHARES     THE PROPOSAL NUMBERED 1 BELOW.
            REINVESTMENT PLAN
              AND CUSTOMER
               STOCK PLAN


X________________________/____/95___ 1. Proposal to approve an Agreement and
 SIGNATURE OF SHAREOWNERS  DATE         Plan of Share Acquisition, whereby
                                        OG&E Holding Corp. will become the
X________________________/____/95___    Holding Company parent of the Company
 SIGNATURE OF SHAREOWNERS  DATE         and the holders of Company Common Stock
                                        will become holders of OG&E Holding
                                        common stock.
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                                     2. In their discretion, the proxies are
                                        authorized to vote upon such other
                                        business as may properly come before
                                        the meeting.
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